UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2018

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX	78754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

The board of directors of Superconductor Technologies Inc. (the “Company”) has established June 7, 2018 as the date of the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and April 18, 2018, as the record date for determining stockholders entitled to vote at the 2018 Annual Meeting. The 2018 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2017 annual meeting of stockholders. Accordingly, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby informing stockholders of such change.

The deadline for the receipt of any stockholder proposals for inclusion in the Company’s proxy materials for the 2018 Annual Meeting remains April 25, 2018, as indicated in the proxy materials for the 2017 annual meeting of stockholders. Proposals submitted pursuant to Rule 14a-8 of the Exchange Act must comply with the requirements set forth in Rule 14a-8. Additionally, a proposal that is not intended to be included in the proxy statement must be delivered by April 30, 2018. Any proposal submitted after the above deadlines will not be considered timely and will be excluded from consideration at the 2018 Annual Meeting. Stockholder proposals must be received by the Corporate Secretary at the Company’s headquarters located at 9101 Wall Street, Suite 1300, Austin, TX 78754.

The time and location of the 2018 Annual Meeting will be as set forth in the Company’s proxy statement for the 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: April 20, 2018	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer